Exhibit  10.1

                              EMPLOYMENT AGREEMENT
                              --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement"), dated as of September 6, 2006, is entered into between Xtreme Companies, Inc., a Nevada corporation (the "Company" or Xtreme"), and Jack Clark (the "Employee").

          WHEREAS, the parties are entering into this Agreement to set forth their respective rights and obligations with respect to the Employee's employment by the Company.

          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.     EMPLOYMENT.   The  Company  shall  employ  the Employee and the
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Employee  hereby  accepts  such  employment with the Company, upon the terms and conditions hereinafter set forth for the period beginning on September 6, 2006 (the "Effective Date") and ending on the Termination Date determined pursuant to
Section  4  (the  "Employment  Term").

          2.     POSITION  AND  DUTIES.
                 ----------------------

               (a) During the Employment Term, the Employee shall serve as the Chief Operating Officer of Xtreme and Xtreme's subsidiary company, Marine Holdings, Inc. d/b/a Challenger Offshore ("Marine"). The Employee shall report to the Company's CEO and perform such duties as are assigned to him by the CEO. The Employee acknowledges and agrees that he owes a fiduciary duty of loyalty to the Company and he will, at all times, discharge his duties and otherwise act in a manner consistent with the best interests of the Company.

               (b) During the Employment Term, the Employee shall devote his best efforts and his full time, attention and energies to the performance of his duties and responsibilities under this Agreement. During the Employment Term and as set forth in section 8, below, the Employee shall not engage in any business activity, which conflicts with the duties of Employee hereunder.

               (c) Employee shall not hire any officers without the approval of the Company's Board of Directors.

          3.     COMPENSATION  AND  BENEFITS.   As  compensation in full for the
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services to be rendered by the Employee under this Agreement, the Company agrees to  compensate  the  Employee  as  follows:

               (a) During the Employment Term, the Company shall pay Employee an annual salary of one-hundred and eight-thousand dollars ($108,000) ("Base Salary"), which shall be paid bi-monthly.

               (b)     The  Employee  shall  also  be  entitled  to:

                         (i)     Receive  an annual cash bonus ("Cash Bonus") of
up to forty percent (40%) of the Base Salary. The Cash Bonus shall be calculated based on actual performance applied to performance metrics ("the Metrics"). The Metrics shall be mutually agreed upon by the Company's Board of Directors, the CEO and the Employee.

                         (ii)     Receive  a one-time bonus of up to ten percent
(10%) of the Company's outstanding shares of common stock ("Stock Bonus"). The Stock Bonus shall be calculated based on actual performance applied to the Metrics. Except as otherwise set forth herein, the Stock Bonus shall be earned and vest only after the Employee completes two years of employment ("Vesting Period"). Additionally, the Employee agrees to execute and be bound by a Leak-Out Agreement (Exhibit A) governing future sales or dispositions of the Company's common stock by the Employee.

                         (iii)     Receive "Relocation Expenses" up to a maximum
of fifteen-thousand dollars ($15,000). Relocation Expenses shall include rent, moving, travel and other costs associated with the Employee's relocation to the

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Washington,  MO  region.  Upon  submission  of proper vouchers and evidence, the
Company  will  promptly  pay  or reimburse Employee for the Relocation Expenses.

               (c) Employee shall be eligible to participate in those non-salary benefits and programs generally made available to employees of the Company, as are in effect from time to time, including, but not limited to, any health, dental, life or disability insurance plan, 401(k) or other retirement savings plan, and any other employee benefit plan, subject to any and all terms, conditions, and eligibility requirements of said plans or benefits, as may from time to time be prescribed by the Company. Full family health insurance, life and disability insurance (short-term and long-term) coverage shall be provided for Employee immediately upon execution of this Employment Agreement. The life insurance policy shall be for two times the Employee's base annual salary. Employee acknowledges that non-salary benefits are discretionary with the Company's Board and that such benefits may be modified or terminated without notice to the Employee.

               (d) Employee shall be entitled to a vacation period or periods each year during the Employment Term in accordance with the Company's vacation policy for officers.

               (e) Upon submission of proper vouchers and evidence, the Company will promptly pay or reimburse Employee for reasonable transportation, hotel, travel and related expenses incurred by Employee on business trips away from Employee's principal office, and for other business expenses reasonably incurred by Employee in connection with the business of the Company during the Employment Term, all subject to such limitations and procedures as may from time to time be prescribed by the Board of Directors of the Company or the CEO.

          4.     TERMINATION.
                 ------------

               (a) The Employee's employment under this Agreement shall terminate upon the earliest to occur of (the date of such occurrence being the "Termination Date") (1) two (2) years of employment under this Agreement, (2) the Employee's resignation, (3) the Employee's death or a Disability (an "Involuntary Termination"), (4) the termination of Employee's employment for Cause by the Board of Directors (a "Termination for Cause"), or (5) date of a resignation shall be the date of a written or oral resignation by the Employee which is received by the Company's CEO; the effective date of an Involuntary Termination shall be the date of death or, in the event of a Disability, the date specified in a notice delivered to the Employee by the Company; and the effective date of a Termination for Cause or without Cause shall be the date specified in a notice delivered to the Employee by the Company.

               (b) For purposes of this Agreement, "Cause" shall mean those instances in which Employee actually, or the Board of Directors (excluding the Employee if the Employee is a member of the Board as such time) determines in good faith that Employee has (i) intentionally furnished materially false or misleading information to the Company's CEO or Board of Directors that results or could reasonably be expected to result in detriment to the Company, (ii) refused or failed to follow the instructions of the CEO with respect to any matter related to the operation or management of the Company, (iii) engaged in the use of alcohol or drugs to an extent that, in the good faith determination of the CEO or Board of Directors (excluding the Employee if the Employee is a member of the Board at such time), such use interferes with performance of the Employee's duties and responsibilities, (iv) committed or engaged in any unlawful act under applicable law, or (v) breached his obligation under this Agreement in any material respect.

               (c) For purposes of this Agreement, the term "Disability" shall mean the physical or mental inability of the Employee to substantially perform all of his duties under this Agreement for a period of ninety (90)
consecutive days or longer or for any 90 days in any consecutive twelve (12) month period as determined by the Company's CEO or Board of Directors.

          5.     EFFECT  OF  TERMINATION.
                 ------------------------

               (a) In the event the Company terminates this Agreement without Cause, the Employee shall only have the right to receive the following:

                    (i) the continuation of the Employee's Base Salary for the time remaining under this Agreement as set forth in section 4(a)(1).

                    (ii) a pro-rated portion of the Stock Bonus and Cash Bonus set forth in section 3, provided that the Employee has been employed for not less than 18 months under this Agreement and the Metrics have been achieved as provided for in section 3(b)(i) and 3(b)(ii).

                    (iii) reimbursement for any expenses incurred prior to the Termination Date for which the Employee shall not have been previously reimbursed in accordance with the provisions of Section 3(e), above.

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               (b)     In  the  event this Agreement is terminated for any other
reason  other  than without Cause, including the additional reasons set forth in section 4, above, the Employee shall only be entitled to reimbursement of expenses as set forth above at sections 3(e).

               (c) Upon any Termination of this Agreement, neither the Employee nor his beneficiaries or estate shall have any further rights under this Agreement or any rights arising out of this Agreement other than as provided in this Section 5. The rights of the Employee set forth in this Section 5 are intended to be the Employee's exclusive remedy for termination and, to the greatest extent permitted by applicable law, the Employee waives all other remedies.

               (d) Following any termination, Employee shall fully cooperate with Company in all matters relating to the winding up of the Employee's work on behalf of Company and the orderly transfer of any such pending work and of Employee's duties and responsibilities for Company to such other person or persons as may be designated by the Company in its sole discretion. Employee shall not be entitled to any additional pay or severance in connection with such cooperation.

          6.     NONDISCLOSURE  AND  NONUSE  OF  CONFIDENTIAL INFORMATION.   The
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Employee  will  not  disclose, disseminate or use at any time, either during the
Employment Term or thereafter, any Confidential Information of which the Employee is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to an required by the Employee's performance of duties assigned to the Employee by the Company. For purposes of this Agreement, the term "Confidential Information" shall mean information that is not generally known to the public and that is used, developed or obtained by the Company in connection with the Business, including, without limitation (a) information, observations, procedures and data obtained by the Employee while employed by the Company concerning the business or affairs of the Company; (b) planned or actual products or services; (c) costs and pricing structures, customer, supplier or employee lists; (d) analyses, drawings, photographs and reports; (d) computer software and hardware, including operating systems, applications and program listings; (e) data bases; (f) accounting and business methods; (g) research and development, and (h) inventions, devices, new developments, method and processes, technology and trade secrets (including, without limitation all Work Product).

          7.     INVENTIONS  AND  PATENTS.   The  Employee  agrees that all Work
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Product  belongs to the Company (including any and all Work Product developed by the Company prior to the date of this Agreement). The Employee will promptly disclose such Work Product to the Board of Directors and perform all actions reasonably requested by the Board (whether during or after the Employment Term) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments) and to provide reasonable assistance to the Company in connection with the prosecution of any application for patents, trademarks, trade names, service marks or reissues thereof or in the prosecution or defense of any claims by or against the Company relating in any way to Work Product. For purposes of this Agreement, the term "Work Product" shall mean all inventions, innovations, improvements, technical information, systems, software or equipment developments, methods, designs, analyses, drawings, reports, service marks, trademarks, trade names, logos and all similar or related information (whether patentable or unpatentable) which relates to the Company's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by the Employee (whether or not during usual business hours and whether or not alone or in conjunction with any other person, group or entity) while employed by the Company, together with all patent applications, letters patent, trademark, trade name and service mark applications or registrations, copyrights and reissues thereof that may be granted for or upon the foregoing.

          8.     NON-COMPETE,  NON-SOLICITATION,  NON-DISPARAGEMENT.   The
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Employee  acknowledges and agrees with the Company that during the course of the
Employee's employment with the Company, the Employee will have the opportunity to develop relationships with existing employees, customers and other business associates of the Company which relationships constitute goodwill of the Company, and the Company would be irreparably damaged if the Employee were to take actions that would damage or misappropriate such goodwill. Accordingly, the Employee agrees as follows:

          (a) The Employee acknowledges that the Business is operated in the United States and markets for the Company's products and services are located in the United States. Accordingly, during the Employment Term until the twelve (12) month anniversary of the Termination Date (the "Non-Compete Period"), the Employee shall not, directly or indirectly, enter into, engage in, assist, give or lend funds to or otherwise finance, be employed by or consult with, or have a financial or other interest in, any business which is similar to or competitive with the Business, whether for himself or as an independent contractor, agent, stockholder, partner, or joint venture for any other person, group or entity. To the extent that the covenant provided in this Section 8 (a) may later be deemed by a court to be too broad to be enforced with respect to its duration or with respect to any particular activity or geographic area, the court making such determination shall have the power to reduce the duration or scope of the provision, and add or delete specific words or phrases to or from the provision. The provision, as modified, shall then be enforced.

          (b) The Employee covenants and agrees that during the terms of his employment and for twelve (12) months following the Termination Date, the Employee will not, directly or indirectly, either for himself or for any other person, group or entity (i) solicit any employee, independent contractor or service provider of the Company to terminate or modify his, her or its employment or other relationship with the Company or employ or retain any person or entity, (ii) solicit any customer, licensee, or licensor, of the Company or any service provider to the Company to purchase or provide products or services on behalf of the

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Employee  or  such  other  person, group or entity that are competitive with the products or services provided by the Company, or (iii) disparage the business reputation of the Company or its management team.

          (c) Employee acknowledges that the restrictions placed upon Employee by this Section 8 are reasonable given the Employee's position with the Company, the geographic area in which the Company markets its products and services, and the consideration furnished in this Agreement. Further, Employee also agrees that the provisions of this section are fair and necessary to protect the Company and its business interests and, that such provisions do not preclude the Employee from utilizing unprotected information or from engaging in occupations in unrelated fields or in a manner consistent with the requirements of this Agreement.

          9.     RETURN  OF  COMPANY'S PROPERTY UPON TERMINATION.   The Employee
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shall  immediately  deliver  to the Company at the termination of the Employment
Term or at any time the Board of Directors may request, all Company property (including but not limited to all documents, electronic files/records, keys, records, computer disks, or other tangible or intangible things that may or may not relate to or otherwise constitute Confidential Information, Work Product, or trade secrets (as defined by applicable law) that Employee created, used, possessed, or maintained while in the employ of the Company, from whatever source.

          10.     ENFORCEMENT.   Because  the Employee's services are unique and
                  -----------
because the Employee has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach or threatened breach of this agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security).

          11.     MISCELLANEOUS.
                  -------------

               (a) This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and the Company and its successors, assigns and legal representatives. This Agreement and the responsibilities/benefits hereunder are personal to Employee and are not assignable or transferable by Employee.

               (b) The Company shall have the right to offset against amounts due to Employee hereunder by any amounts owed by Employee to Company, including any advances.

               (c) This Agreement constitutes the entire agreement between the Company and Employee with respect to the subject matter hereof and supersedes any and all previous agreements or understandings between Employee and the Company concerning the subject matter hereof. Specifically, but without limitation of the forgoing provisions in this section 11(c), the parties agree that this Agreement supersedes the Consulting Agreement dated June 6, 2006 between the parties and that the Consulting Agreement no longer has any force and effect. This Agreement may not be changed or amended without the prior written consent of both of the parties hereto.

               (d) All notices hereunder shall be in writing and shall be deemed given on the third day after mailing through the United States mail, certified mail, return receipt requested, postage prepaid, or by overnight delivery to the persons listed below or to such other person(s) and/or addresses as may be designated from time to time in writing.

                    If  to  the  Company:

                         Xtreme  Companies,  Inc.
                         C/O  Dutchess  Capital  Management  LLC
                         50  Commonwealth  Ave.
                         Boston,  MA  02116
                         Attention:  Michael  Novielli,  Chairman
                         Fax:  (617)  249-0947

                    If  to  Employee:

               (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri.

               (f) Any waiver by either party of any breach of any of the terms of this Agreement shall not be considered a waiver of any subsequent breach.

               (g) In the event that any provision of this Agreement is held to be unenforceable, then such enforceability shall in no way affect the other terms and provisions of this Agreement which shall remain in full force and effect.

               (h) The captions herein are for the convenience of the parties and are not to be construed as part of the terms of this Agreement.

               (i) This Agreement may be amended, modified or supplemented only by written agreement of the parties hereto, which agreement shall have been duly authorized and approved by the Board of Directors of the Company.

               (j) The failure of the Company at any time or from time to time to require performance of any of the Employee's obligations under this Agreement shall in no manner affect the Company's right to enforce any provision of this Agreement at any subsequent time, and the waiver by the Company of any right arising out of any breach shall not be construed as a waiver of any right arising out of any subsequent breach.

               (k) Any dispute or controversy arising under or in connection with this Agreement, other than for injunctive relief sought by the Company under Sections 6 or 9, shall be settled exclusively by arbitration, conducted before a panel of one arbitrator in the State of Missouri, County of St. Louis in accordance with the rules of the American Arbitration Association then in effect, and judgment may be entered on the arbitrator's award in any court having jurisdiction. The decision of the arbitrator shall be final and binding on the parties. Each party shall bear its own legal fees in any dispute.

          IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement as of the day and year first above written.


          COMPANY:
          XTREME  COMPANIES,  INC.

          By:/s/  Laurie  Phillips
            ----------------------
          Laurie  Phillips,
          President  and  CEO

          EMPLOYEE:

          By:/s/  Jack  Clark
             ----------------
          Jack  Clark